EXHIBIT 99.1

Community Shores Reports 2007 Fiscal Year and Fourth Quarter Earnings

MUSKEGON, Mich., Jan. 30, 2008 (PRIME NEWSWIRE) -- Community Shores Bank Corporation (Nasdaq:CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported a net loss of $723,000, or $0.49 per diluted share, for the 2007 fiscal year compared with net income of $1.3 million, or $0.89 per diluted share, for the 2006 fiscal year. For the fourth quarter, the company reported a net loss of $866,000, or $0.59 per diluted share, compared with net income of $247,000, or $0.17 per diluted share from the prior-year quarter, and a net loss of $103,000, or $0.07 per diluted share, for the third quarter of 2007. Year-end and quarter-end 2007 earnings reflect a higher level of loan loss reserve resulting from an increased level of nonperforming assets, a lower net interest margin, and higher expenses related to branch expansion activities, compared to prior year periods.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, commented, "Our 2007 financial performance was disappointing. Economic conditions in West Michigan increasingly reflect the deteriorating economy of the state, with higher levels of unemployment, declining property values and a weakening business climate. These conditions have negatively impacted certain of our borrowers. Our response has been proactive; during the fourth quarter, we pre-announced a $1 million provision for loan losses to address current and potential problems in our loan portfolio. We are aggressively controlling overhead expenses while focusing on fee-generating activities and attracting lower-cost local deposits. Our expanded branch network provides the infrastructure to grow our deposit base and help to alleviate the margin pressure created by the recently declining interest rate environment. We believe the investments we have made this past year will produce a stronger revenue base in the future."

Total revenue, comprised of net interest income and noninterest income, was $9.7 million for 2007, a decrease of 3.1 percent from the $10.0 million reported for 2006. Year-over-year net interest income decreased 5.9 percent to $8.0 million; a 4.5 percent increase in average earning assets was offset by a 55 basis point decline in the net interest margin to 3.34 percent. Ms. Brolick commented, "Our net interest margin was negatively impacted by a higher level of nonperforming loans, and while we have been gradually shifting our asset-sensitive portfolio to a more neutral position, the immediate re-pricing of our prime-based loans in a declining rate environment reduces our margin near term. This imbalance should diminish as deposit rates trend downward."

Noninterest income was $1.7 million for 2007, a 12.9 percent increase over the $1.5 million reported for the prior year. Gains on sale of loans were $289,000 for 2007, up $77,000 or 36.5 percent above 2006 results. Gains on mortgage loan sales increased by $129,000, partially offset by lower gains on the sale of SBA loans. Other revenue sources contributing to increased noninterest income were brokerage commissions and SBA loan servicing income.

Noninterest expense totaled $9.0 million for 2007, an increase of 21.5 percent over the $7.4 million reported for fiscal year 2006. The increase primarily reflects expenses associated with branch expansion and relocation activities as well as investments in diversifying revenue. Salaries and employee benefits grew $991,000. The higher level of salaries is related to an additional 14 FTE (full-time equivalent) employees. The other expense category increased primarily due to additional FDIC insurance premium assessments of approximately $142,000.

Assets at December 31, 2007 totaled $272.6 million, an increase of $25.7 million, or 10.4 percent over December 31, 2006. Loans grew $24.9 million, or 12.0 percent, to $232.5 million, and were funded primarily by deposit growth. Deposits grew $23.7 million, or 11.0 percent, compared to $214.3 million at the prior year-end. Ms. Brolick commented, "Our lending and branch staffs have done an excellent job developing strong loan and deposit relationships. We have increased our marketing activities on the origination of 1-4 family residential real estate loans to qualified homeowners, which we sell almost entirely in the secondary market. This provides us with an additional source of noninterest income, as well as opportunities to cross-sell checking and savings products."

Nonperforming assets (including 90 days delinquent and OREO) were $6.6 million or 2.41 percent of total assets at December 31, 2007; this compares with $1.6 million or 0.65 percent of assets for the year-ago period, and $4.0 million or 1.48 percent of assets for the linked quarter. Ms. Brolick stated, "Our borrowers are not immune to the effects of local economic conditions, and our nonperforming asset trends reflect those conditions. As we previously reported, we increased our loan loss provision in the fourth quarter to provide for the impact of the weakened real estate market on our residential and land development portfolio, and for the deterioration of a commercial and industrial loan. We believe we are proactive in our response to the identification and management of problem loans, and we are working diligently to reduce exposure in troubled areas." The allowance for loan and lease losses was increased to1.55 percent of total loans at December 31, 2007, compared with 1.35 percent for the previous quarter-end, and 1.23 percent at December 31, 2006.

Shareholders' equity totaled $15.7 million at December 31, 2007, a decrease of $455,000 or 2.8 percent. The ratio of equity to assets was 5.75 percent at year end. Shares outstanding totaled 1,468,800.

Ms. Brolick concluded, "Our West Michigan economy was initially stronger than the rest of the State; unfortunately, the prolonged nature of what is essentially a single-state recession, has taken its toll. While the present economic situation is troubling, Community Shores Bank continues to focus on providing quality banking services for our customers. At the same time, we are working to improve our branch network and introduce additional products to attract core deposits and fee income. We believe that these initiatives will provide new sources of revenue, attract new business, and enhance our efficiencies going forward."

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $273 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; changes in the local real estate market; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                   COMMUNITY SHORES BANK CORPORATION
                   CONSOLIDATED FINANCIAL HIGHLIGHTS

 (dollars in                           Quarterly
  thousands      -----------------------------------------------------
  except per        2007       2007       2007       2007       2006
  share data)     4th Qtr    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr
                 ---------  ---------  ---------  ---------  ---------

 EARNINGS
   Net interest
    income           1,830      2,099      2,057      1,988      2,126
   Provision for
    loan and
    lease losses     1,130        407        268        127        202
   Noninterest
    income             417        417        424        455        380
   Noninterest
    expense          2,440      2,284      2,209      2,047      1,958
   Pre tax
    income
    (expense)       (1,322)      (175)         4        269        346
   Net Income         (866)      (103)        18        229        247
   Basic
    earnings
    per share    $   (0.59) $   (0.07) $    0.01  $    0.16  $    0.17
   Diluted
    earnings
    per share    $   (0.59) $   (0.07) $    0.01  $    0.15  $    0.17
   Average
    shares
    outstanding  1,468,800  1,468,800  1,468,800  1,468,733  1,466,800
   Average
    diluted
    shares
    outstanding  1,468,800  1,474,236  1,481,462  1,488,589  1,489,014

 PERFORMANCE
  RATIOS
   Return on
    average
    assets           -1.29%     -0.16%      0.03%      0.37%      0.41%
   Return on
    average
    common
    equity          -21.26%     -2.51%      0.44%      5.64%      6.16%
   Net interest
    margin            2.95%      3.44%      3.52%      3.48%      3.80%
   Efficiency
    ratio           108.55%     90.78%     89.02%     83.85%     78.13%
   Full-time
    equivalent
    employees           86         84         86         82         72

 CAPITAL
   End of
    period equity
    to assets         5.75%      6.12%      6.23%      6.52%      6.53%
   Tier 1
    capital to
    end of
    period assets     5.72%      6.16%      6.34%      6.58%      6.60%
   Book value
    per share    $   10.66  $   11.14  $   11.09  $   11.17  $   10.99

 ASSET QUALITY
   Gross loan
    charge-offs        650        101         69        101        205
   Net loan
    charge-offs        638         92         60         88        200
   Net loan
    charge-offs
    to avg loans
    (annualized)      1.10%      0.16%      0.11%      0.17%      0.39%
   Allowance
    for loan
    and lease
    losses           3,603      3,111      2,796      2,588      2,549
   Allowance
    for losses
    to total
    loans             1.55%      1.35%      1.26%      1.26%      1.23%
   Past due and
    nonaccrual
    loans
    (90 days)        6,017      3,099      2,356      1,942      1,131
   Past due and
    nonaccrual
    loans to
    total loans       2.59%      1.34%      1.06%      0.94%      0.54%
   Other real
    estate and
    repossessed
    assets             567        870        810        887        419
   NPA +90 day
    past due to
    total assets      2.41%      1.48%      1.21%      1.12%      0.63%

 END OF PERIOD
  BALANCES
   Loans           232,505    230,892    221,921    205,983    207,597
   Total earning
    assets         256,874    249,757    243,643    235,491    231,712
   Total assets    272,640    267,284    261,305    251,549    246,981
   Deposits        237,950    225,216    228,115    217,602    214,282
   Shareholders'
    equity          15,664     16,363     16,290     16,404     16,119

 AVERAGE
  BALANCES
   Loans           231,122    227,546    213,402    207,449    206,365
   Total earning
    assets         251,989    247,069    237,008    231,944    226,880
   Total assets    268,400    264,112    253,577    247,639    240,486
   Deposits        230,252    223,540    216,749    213,807    206,514
   Shareholders'
    equity          16,291     16,411     16,430     16,251     16,035

                                                      Year to date
                                                  --------------------
 (dollars in thousands except per share data)        2007       2006
                                                  ---------  ---------

 EARNINGS
   Net interest income                                7,974      8,478
   Provision for loan and lease losses                1,932        721
   Noninterest income                                 1,714      1,517
   Noninterest expense                                8,979      7,391
   Pre tax income (expense)                          (1,223)     1,884
   Net Income                                          (723)     1,315
   Basic earnings per share                       $   (0.49) $    0.91
   Diluted earnings per share                     $   (0.49) $    0.89
   Average shares outstanding                     1,468,778  1,447,485
   Average diluted shares outstanding             1,476,866  1,478,168

 PERFORMANCE RATIOS
   Return on average assets                           -0.28%      0.57%
   Return on average common equity                    -4.41%      8.59%
   Net interest margin                                 3.34%      3.89%
   Efficiency ratio                                   92.69%     73.94%
   Full-time equivalent employees                        86         72

 CAPITAL
   End of period equity to assets                      5.75%      6.53%
   Tier 1 capital to end of period assets              5.72%      6.60%
   Book value per share                           $   10.66  $   10.99

 ASSET QUALITY
   Gross loan charge-offs                               921        842
   Net loan charge-offs                                 878        785
   Net loan charge-offs to avg loans (annualized)      0.40%      0.40%
   Allowance for loan and lease losses                3,603      2,549
   Allowance for losses to total loans                 1.55%      1.23%
   Past due and nonaccrual loans (90 days)            6,017      1,131
   Past due and nonaccrual loans to total loans        2.59%      0.54%
   Other real estate and repossessed assets             567        419
   NPA +90 day past due to total assets                2.41%      0.63%

 END OF PERIOD BALANCES
   Loans                                            232,505    207,597
   Total earning assets                             256,874    231,712
   Total assets                                     272,640    246,981
   Deposits                                         237,950    214,282
   Shareholders' equity                              15,664     16,119

 AVERAGE BALANCES
   Loans                                            219,966    198,626
   Total earning assets                             242,071    221,113
   Total assets                                     258,505    232,171
   Deposits                                         221,139    198,240
   Shareholders' equity                              16,402     15,310

                   Community Shores Bank Corporation
              Condensed Consolidated Statements of Income
                              (Unaudited)

                        Three Months Ended       Twelve Months Ended
                      12/31/07     12/31/06     12/31/07    12/31/06
                    -----------  -----------  -----------  -----------
 Interest and
  dividend income
 Loans, including
  fees              $ 4,287,410  $ 4,149,122  $17,131,662  $15,617,761
 Securities
  (including
  FHLB dividends)       206,678      185,892      839,569      727,173
 Federal funds
  sold and other
  interest income        14,365       18,021      135,603      144,855
                    -----------  -----------  -----------  -----------
   Total interest
    income            4,508,453    4,353,035   18,106,834   16,489,789
 Interest expense
 Deposits             2,389,428    1,993,615    9,017,500    7,044,480
 Repurchase
  agreements and
  federal funds
  purchased and
  other debt             90,708       52,862      370,463      271,502
 Federal Home
  Loan Bank
  advances and
  notes payable         197,985      180,536      744,628      695,864
                    -----------  -----------  -----------  -----------
   Total interest
    expense           2,678,121    2,227,013   10,132,591    8,011,846

 Net interest
  Income              1,830,332    2,126,022    7,974,243    8,477,943
 Provision for
  loan losses         1,129,957      202,076    1,931,963      720,701
                    -----------  -----------  -----------  -----------

 Net interest
  income after
  provision for
  loan losses           700,375    1,923,946    6,042,280    7,757,242
 Noninterest income
 Service charges on
  deposit accounts      269,044      222,044      969,176      955,488
 Mortgage loan
  referral fees           3,838        1,375       13,833        2,812
 Gain on sale of
  loans                  50,062       70,800      289,069      211,813
 Gain on sale of
  securities                  0            0        1,986            0
 Gain (loss) on
  disposal of
  equipment                   0            0          458         (124)
 Other                   94,106       86,186      439,226      347,436
                    -----------  -----------  -----------  -----------
   Total
    noninterest
    income              417,050      380,405    1,713,748    1,517,425

 Noninterest
  expense
 Salaries and
  employee benefits   1,280,403    1,069,333    4,990,196    3,999,457
 Occupancy              159,263      121,283      589,480      397,185
 Furniture and
  equipment             168,483      123,196      649,410      434,519
 Advertising             32,186       52,118      161,051      226,688
 Data Processing        112,917       91,572      440,133      381,035
 Professional
  services              146,642      115,127      550,244      539,521
 Other                  539,645      385,731    1,598,843    1,412,193
                    -----------  -----------  -----------  -----------
   Total
    noninterest
    expense           2,439,539    1,958,360    8,979,357    7,390,598

 Income before
  income taxes       (1,322,114)     345,991   (1,223,329)   1,884,069
 Federal income
  tax expense          (456,044)      99,410     (500,660)     568,757
                    -----------  -----------  -----------  -----------
 Net Income         $  (866,070) $   246,581  $  (722,669) $ 1,315,312
                    ===========  ===========  ===========  ===========

 Weighted average
  shares outstanding  1,468,800    1,466,800    1,468,778    1,447,485
                    ===========  ===========  ===========  ===========
 Diluted average
  shares outstanding  1,468,800    1,489,014    1,476,778    1,478,168
                    ===========  ===========  ===========  ===========
 Basic income per
  share             $     (0.59) $      0.17  $     (0.49) $      0.91
                    ===========  ===========  ===========  ===========
 Diluted income
  per share         $     (0.59) $      0.17  $     (0.49) $      0.89
                    ===========  ===========  ===========  ===========

                   Community Shores Bank Corporation
            Condensed Consolidated Statements of Condition

                              December 31,  December 31,  December 31,
                                  2007          2006          2005
                              (Unaudited)    (Audited)     (Audited)
                              ------------  ------------  ------------
 ASSETS
 Cash and due from
  financial institutions      $  3,329,626  $  3,398,155  $  4,361,277
 Interest-bearing deposits
  in other financial
  institutions                     201,290        72,115        90,182
 Federal funds sold              4,346,000     5,600,000       200,000
                              ------------  ------------  ------------
     Total cash and cash
      equivalents                7,876,916     9,070,270     4,651,459

 Securities
   Available for sale           13,194,645    13,184,437    13,983,933
   Held to maturity              6,627,534     5,257,835     4,918,499
                              ------------  ------------  ------------
     Total securities           19,822,179    18,442,272    18,902,432

 Loans held for sale             2,285,966       165,070            --

 Loans                         230,219,420   207,432,376   192,644,742
 Less: Allowance for loan
  losses                         3,602,948     2,549,016     2,612,581
                              ------------  ------------  ------------
     Net loans                 226,616,472   204,883,360   190,032,161

 Federal Home Loan Bank stock      404,100       404,100       425,000
 Premises and equipment,net     12,488,593    10,958,821     5,922,886
 Accrued interest receivable     1,159,804     1,249,680       994,219
 Other assets                    1,986,392     1,807,258     1,238,194
                              ------------  ------------  ------------
     Total assets             $272,640,422  $246,980,831  $222,166,351
                              ============  ============  ============

 LIABILITIES AND
  SHAREHOLDERS' EQUITY
 Deposits
   Non interest-bearing       $ 16,708,504  $ 17,179,082  $ 16,564,735
   Interest-bearing            221,241,941   197,103,330   173,886,366
                              ------------  ------------  ------------
     Total deposits            237,950,445   214,282,412   190,451,101

 Federal funds purchased
  and repurchase agreements      4,400,611     4,494,614     6,065,010
 Federal Home Loan Bank
  advances                       6,000,000     6,000,000     6,000,000
 Subordinated debentures         4,500,000     4,500,000     4,500,000
 Notes payable                   4,206,043       400,000             0
 Accrued expenses and other
  liabilities                      (80,564)    1,185,180       650,329
                              ------------  ------------  ------------
     Total liabilities         256,976,535   230,862,206   207,666,440

 Shareholders' Equity
     Common Stock, no par
      value: 9,000,000
      shares authorized,
      1,468,800 issued at
      September 30, 2007 and
      1,466,800 issued at
      December 31, 2006, and
      September 30, 2006        13,296,691    13,274,098    12,998,670
     Retained earnings           2,305,105     3,027,774     1,712,462
     Accumulated other
      comprehensive deficit         62,091      (183,247)     (211,221)
                              ------------  ------------  ------------

     Total shareholders'
      equity                    15,663,887    16,118,625    14,499,911
                              ------------  ------------  ------------
     Total liabilities and
      shareholders' equity    $272,640,422  $246,980,831  $222,166,351
                              ============  ============  ============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com